Exhibit 3.3

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACHEX, INC.

ARTICLE ONE.                                  That the name of the corporation is: Achex, Inc.

ARTICLE TWO.                             The address of the corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Zip Code 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE.               The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE FOUR.                          The corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that the corporation is authorized to issue is 2,000, with a par value of $0.01 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is 1,200 with a par value of $0.01 per share, 600 of which are designated “Series A Preferred Stock.”

The remaining shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law.

The corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance upon conversion of the Preferred Stock shall not be sufficient to permit conversion of the Preferred Stock.

The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and series of the shares of capital stock or the holders thereof are as set forth below.

Section 1.                                          Dividends.  The holders of the Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor, noncumulative dividends in an amount equal to $2,608.33 per share per annum, when and if declared by the corporation’s board of directors. No dividend shall be declared or paid on the Common Stock in any year until all dividends for such year have been declared and paid on the Series A Preferred Stock.

Section 2.                                          Liquidation Preference.

(a)                                       In the event of any liquidation, dissolution or winding up of the corporation, prior and in preference to any distribution of any of the assets or funds of the corporation to the holders of the Common Stock by reason of their ownership of such stock, the holders of Series A Preferred Stock shall be entitled to receive for each outstanding share of Series A Preferred Stock then held by them an amount equal to $32,672.80 per share (as adjusted for any recapitalizations, stock combinations, stock dividends, stock, splits and the like) plus declared but unpaid dividends on such share. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be insufficient to permit the payment to such holders of Series A Preferred Stock of the full aforementioned preferential amount, then the entire assets and funds of the corporation legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b)             Upon a liquidation, dissolution or winding up of the corporation, and after payment to the holders of Series A Preferred Stock of the amounts to which they are entitled pursuant to Section 2(a), all assets and funds of the corporation that remain legally available for distribution to stockholders by reason of their ownership of stock of the corporation shall be distributed ratably among the holders of Common Stock and Series A Preferred Stock in proportion to the number of shares of Common Stock held by them or issuable upon the conversion of the Series A Preferred Stock held by them and based on the total number of shares of Common Stock outstanding, or issuable upon conversion of the outstanding Series A Preferred Stock, until such time as each holder of shares of Series A Preferred Stock has received an aggregate liquidation amount under Section 2(a) and (b) equal to two (2) times the applicable Original Issue Price (as defined in Section 3(a) hereof) (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like). Thereafter, all such assets and funds shall be distributed ratably among the holders of Common Stock.

(c)                                       For the purposes of this Section 2, a liquidation, dissolution or winding up of the corporation shall be deemed to be occasioned by, and to include, (i) the corporation’s sale of all or substantially all of its assets or (ii) the acquisition of this corporation by another entity (whether by means of merger or consolidation or sale or transfer of the corporation’s capital stock) resulting in the exchange of the outstanding shares of this corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary, unless the stockholders of this corporation hold at least 50% of the voting power of the surviving corporation in such a transaction.

(d)                                       If any of the assets of this corporation are to be distributed under this Section 2, or for any other purpose, in a form other than cash, then the Board of Directors shall be empowered to, and shall promptly determine the value of the assets to be distributed to the holders of Series A Preferred Stock or Common Stock. This corporation shall, upon receipt of such determination, give prompt written notice of the determination to each holder of shares of Series A Preferred Stock or Common Stock.

(e)                                       Written notice of any liquidation, dissolution or winding up of the corporation, stating a payment date, the amount of the preference payments and the place where said preference payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock. Such notice shall be addressed to each such holder at its address as shown by the records of the corporation.

Section 3.                                          Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows:

(a)                                       Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such Series A Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price of such share of Series A Preferred Stock by the Conversion Price (the “Conversion Price”) at the time in effect for a share of such Series A Preferred Stock. The Original Issue Price per share of Series A Preferred Stock is $32,672.80. The Conversion Price per share of Series A Preferred Stock initially shall be $32,672.80, subject to adjustment from time to time as provided below.

(b)                                       Automatic Conversion.  Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock.

(c)                                       Mechanics of Conversion.  No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price of such Series A Preferred Stock. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Section 3(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for such Series A Preferred Stock, and shall give written notice by facsimile, by overnight courier, by messenger or by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted. A holder of Series A Preferred Stock may make any such notice of conversion conditional upon the happening of any event or the passage of such time as is specified by such holder in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. In the event of an automatic conversion pursuant to Section 3(b), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the corporation or the transfer agent for such Series A Preferred Stock; and the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the corporation or the transfer agent for such Series A Preferred Stock as provided above, or the holder notifies the corporation or the transfer agent for such Series A Preferred Stock that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. The corporation shall, as soon as practicable thereafter, issue and deliver to such address as the holder may direct, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.

Upon issuance of shares in accordance with this Section 3(c), such shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The issuance of certificates for shares of any class of capital stock (upon conversion of shares of any other class of capital stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and/or the issuance of such shares; provided, however, that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted.

(d)                                 Status of Converted Stock.  In the event any shares of Series A Preferred Stock shall be converted pursuant to this Section 3, the shares so converted shall be canceled and shall not be reissued by the corporation.

(e)                                  Adjustment of Conversion Price of Series A Preferred Stock.  The Conversion Price shall be subject to adjustment from time to time as follows:

(i)                                                                 Adjustments for Subdivisions or Combinations of Common Stock.   In the event the outstanding shares of Common Stock shall be subdivided by stock split, stock dividend or otherwise, into a greater number of shares of Common Stock, the Conversion Price of the Series A Preferred Stock then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock, the Conversion Price of the Series A Preferred Stock then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(ii)                                                             Adjustments for Stock Dividends and Other Distributions. In the event the corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding repurchases of securities by the corporation not made on a pro rata basis) payable in property or in securities of the corporation other than shares of Common Stock, and other than as otherwise adjusted for in this Section 3 or as provided for in Section 1 in connection with a dividend, then and in each such event the holders of Series A Preferred Stock shall receive, at the time of such distribution, the amount of property or the number of securities of the corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event.

(iii)                                                           Adjustments for Reorganizations, Reclassifications or Similar Events.  If the Common Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such shares of Series A Preferred Stock shall have been entitled upon such reorganization, reclassification or other event. The provisions of this clause (iii) shall apply to successive reorganizations, reclassifications, contributions or mergers.

(iv)                                                             Adjustments for Diluting Issues. In addition to the adjustment of the Conversion Price provided above, the Conversion Price of the Series A Preferred Stock shall be subject to further adjustment from time to time as follows:

(A)                                                          Special Definitions.

(1)                                          “Options” shall mean rights, options or warrants to subscribe for. purchase or otherwise acquire either Common Stock or Convertible Securities.

(2)                                          “Original Issue Date” shall mean July 3, 2001.

(3)                                          “Convertible Securities” shall mean securities convertible into or exchangeable for Common Stock, either directly or indirectly.

(4)                                          “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) by the corporation after the Original Issue Date other than shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued):

i)                      upon conversion of shares of Series A Preferred Stock;

ii)                   to an employee, consultant or director pursuant to stock option, or similar plans or arrangements approved by the Board of Directors, including without limitation upon the exercise of Options outstanding as of the Original Issue Date;

iii)                to an equipment lessor or similar entity in a transaction approved by the Board of Directors, the principal purpose of which is other than the raising of capital;

iv)               as a dividend or other distribution in connection with which an adjustment to the Conversion Price is made pursuant to Section 3(e)(i), (ii) or (iii);

v)                  in a merger or acquisition that is approved by the Board of Directors;

vi)               pursuant to any other transaction approved by a majority of the Board of Directors primarily for the purpose of (A) a joint venture, technology licensing or research and development activity, (B) distribution or manufacture of the corporation’s products or services, or (C) any other transaction involving corporate partners that is primarily for purposes other than raising capital; if the holders of a majority of the then outstanding; or

vii)            if a majority of the then outstanding total number of shares of Series A Preferred Stock agree in writing that such shares in such issuance shall not constitute Additional Shares of Common Stock.

(B)                                                  No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made pursuant to Section 3(e)(iv)(D) unless the consideration per share for each Additional Share of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) by the corporation is less than the Conversion Price in effect immediately prior to such issue, and provided that any such adjustment shall not have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to such adjustment.

(C)                                                  Deemed Issue of Additional Shares of Common Stock.  Except as otherwise provided in Section 3(e)(iv)(A) or 3(e)(iv)(B), in the event the corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(1)                                       no further adjustment in. the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(2)                                       if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

(3)                                       upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof or upon the occurrence of a record date with respect thereto, and any subsequent adjustments based thereon, shall, upon such expiration. be recomputed as if:

i)                 in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities, whether or not converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or :exchange; and

ii)                   in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(4)                                       no readjustment pursuant to Section 3(e)(iv)(C)(2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price existing immediately prior to the original adjustment with respect to the issuance of such Options or Convertible Securities, as adjusted for any Additional Shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) between such original adjustment date and such readjustment date;

(5)                                       in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options; and

(6)                                       in the case of any Option or Convertible: Security with respect to which the maximum number of shares of Common Stock issuable upon exercise or conversion or exchange thereof is not determinable, no adjustment to the Conversion Price shall be made until such number becomes determinable.

(D)                                                 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  Subject to the limitation set forth in Section 3(e)(iv)(B), above, if Additional Shares of Common Stock are issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) without consideration or for a consideration per share (computed on an as-converted to Common Stock basis) less than a Conversion Price in effect immediately prior to such issue (a “Dilutive Issue”), then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purposes of this.Section 3(e)(iv)(D), all shares of Common Stock issuable upon exercise of outstanding Options and upon conversion of outstanding Convertible Securities and Series A Preferred Stock, shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 3(e)(iv)(C), such Additional Shares of Common Stock shall be deemed to be outstanding.

(E)                                                    Determination of Consideration.  For purposes or this Section 3(e)(iv), the consideration received by the corporation for any Additional Shares of Common Stock issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) shall be computed as follows:

(1)                       Cash and Property. Such consideration shall:

i)            insofar as it consists of cash, be computed at the aggregate amount of cash received by the corporation after deducting any commissions, discounts or placement fees payable by the corporation with respect to such issuance;

ii)         insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the Board of Directors of the corporation; and

iii)      if Additional Shares of Common Stock are issued (or, pursuant to Section 3(e)(iv)(C), deemed to be issued) together with other shares or securities or other assets of the corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) of this Section 3(e)(iv)(E)(l), as determined in good faith by the Board of Directors of the corporation;

(2)                       Options and Convertible Securities. The consideration received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(e)(iv)(C), relating to Options and Convertible Securities, shall be the sum of (x) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus (y) the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(f)                                                      Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3, the corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish, to each holder of Series A Preferred Stock to which such adjustment pertains, a certificate signed by an officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall furnish or cause to be furnished to each holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of

Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holders Series A Preferred Stock.

Section 4.                                                 Voting.

(a)                                  General.  Except as otherwise required by law, each holder of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock so held could be converted at the record date for determination of the stockholders entitled to vote, or, if no, such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as required by law or as otherwise set forth herein (including without limitation Section 4(b)), all shares of Series A Preferred Stock and all shares of Common Stock shall vote together as a single class. Fractional votes by the holders of Series A Preferred Stock shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) be rounded down to the nearest whole number.

(b)                                  Approval by Series A Preferred Stock. For so long as at least 30 shares of Series A Preferred Stock remain outstanding (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like), the corporation shall not, without first obtaining the approval of the holders of a majority of the then outstanding total number of shares of Series A Preferred Stock:

(i)                                     increase or decrease the number of authorized shares of Series A Preferred Stock;

(ii)                                  authorize, create or issue any shares of any class or series of stock having any preference or priority senior to or on parity with any such preference or priority of the Series A Preferred Stock, or which in any manner adversely affects the holders of the Series A Preferred Stock,

(iii)                               reclassify the shares of any class or series of capital stock into shares of any other class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a liquidation, senior to or on parity with such Series A Preferred Stock, or (B) which in any manner adversely affects the rights of the holders of such Series A Preferred Stock in their capacity as such;

(iv)                              amend or repeal any provision of, or add any provision to, this Amended and Restated Certificate of Incorporation if such action would adversely alter or change the rights, preferences, privileges, or restrictions of the Series A Preferred Stock;

(v)                                 take any action resulting in the repurchase or redemption of shares of Common Stock or Series A Preferred Stock of the corporation; or

(vi)                              approve or authorize the payment of any dividends or other distributions on its Common Stock or Series A Preferred Stock,

Section 5.                                          Consent to Distributions.  Each holder of Series A Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code and Sections 1 and 2 of this Article Four, to distributions made by the corporation in connection with the repurchase of shares of Common Stock from employees. officers, directors or consultants of the corporation in connection with the termination of their employment or services pursuant to agreements or arrangements approved by the Board of Directors of the corporation.

Section 6.                                          Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Series A Preferred Stock and may not be reissued.

Section 7.                                           Waiver of Rights, Preferences or Privileges. Any right, preference or privilege of the Series A Preferred Stock may be waived by a majority of the outstanding shares of Series A Preferred Stock voting on an as converted basis, and such waiver shall be binding on all holders of Series A Preferred Stock.

ARTICLE FIVE.                                                      The corporation is to have perpetual existence.

ARTICLE SIX.                                                               The number of directors which constitute the whole Board of Directors of the corporation shall be as specified in the Bylaws of the Corporation.

ARTICLE SEVEN.                                            In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

ARTICLE EIGHT.                                            Elections of directors need not be by written ballot unless a majority of the stockholders of the corporation demand election by written ballot at the meeting and before voting begins or unless the Bylaws of the corporation shall so provide.

ARTICLE NINE.                                                       Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the corporation may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the corporation or in the Bylaws of the corporation.

ARTICLE TEN.

(a)                                        Limitation of Director’s Liability. The corporation eliminates the personal liability of each member of its Board of Directors of the corporation and its stockholders for monetary damages for breach of fiduciary duty, as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law or (iv) for any transaction from which such director derived any improper personal benefit. If the General Corporation Law is amended after the date of filing of this Amended and Restated Certificate of Incorporation to authorize corporate action to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided in this Article Ten, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or amendment of this Article Ten by the stockholders of the corporation, or any amendment, termination or repeal of relevant provisions of the General Corporation Law or any other applicable law, shall not adversely affect any elimination of or limitation on the personal liability of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment, termination or repeal.

(b)                                       Indemnification of Corporate Agents. The corporation may indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person’s testator or intestate is or was a director, officer, employee benefit plan fiduciary, agent or employee of the corporation or any predecessor of the corporation or serves or served at the request of the corporation or any predecessor of the corporation as a director, officer, agent, employee benefit plan fiduciary or employee of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.

(c)                                       Repeal or Modification.  Neither any amendment or repeal of this Article Ten, nor the adoption to this Amended and Restated Certificate of Incorporation inconsistent with this Article Ten, shall eliminate or reduce the effect of this Article Ten, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Ten, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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